EXHIBIT 10.42

                                CREDIT AGREEMENT

                            DATED AS OF JULY 18, 1997

                                      AMONG

                    FIRST INVESTORS FINANCIAL SERVICES, INC.

                                   AS BORROWER

                                       AND

           THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER PARTIES HERETO

                                    AS BANKS

                                       AND

                           NATIONSBANK OF TEXAS, N.A.

                                    AS AGENT
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                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. CERTAIN DEFINED TERMS......................................1
     Section 1.02. COMPUTATION OF TIME PERIODS...............................13
     Section 1.03. ACCOUNTING TERMS..........................................13

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     Section 2.01. THE ADVANCES..............................................13
     Section 2.02. MAKING THE ADVANCES.......................................13
     Section 2.03. FEES......................................................14
     Section 2.04. REDUCTION OF THE COMMITMENTS..............................15
     Section 2.05. EXTENSION OF TERMINATION DATE; TERM LOAN..................15
     Section 2.06. INTEREST..................................................15
     Section 2.07. ADDITIONAL INTEREST ON ADVANCES BASED ON THE LIBOR RATE...16
     Section 2.08. INTEREST RATE DETERMINATION...............................17
     Section 2.09. VOLUNTARY INTEREST CONVERSION OF ADVANCES.................17

                                   ARTICLE III

                CHANGE IN CIRCUMSTANCES, PAYMENTS AND PREPAYMENTS

     Section 3.01. INCREASED COST AND REDUCED RETURN.........................18
     Section 3.02. LIMITATION ON TYPES OF ADVANCES...........................19
     Section 3.03. ILLEGALITY................................................19
     Section 3.04. TREATMENT OF AFFECTED ADVANCES............................20
     Section 3.05. COMPENSATION..............................................20
     Section 3.06  TAXES.....................................................21
     Section 3.07. PAYMENTS AND COMPUTATIONS.................................22
     Section 3.08. VOLUNTARY PREPAYMENTS.....................................23
     Section 3.09. MANDATORY PREPAYMENTS.....................................23
     Section 3.10. SUBSTITUTION OF BANK......................................23

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                                                                            PAGE

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     Section 4.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES..................24
     Section 4.02. CONDITIONS PRECEDENT TO EACH BORROWING (INCLUDING THE
                   INITIAL BORROWING)........................................25

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01. EXISTENCE.................................................26
     Section 5.02. POWER AND AUTHORIZATION...................................26
     Section 5.03. NO CONFLICT OR RESULTANT LIEN.............................26
     Section 5.04. NO CONSENT................................................26
     Section 5.05. BINDING OBLIGATIONS.......................................26
     Section 5.06. FINANCIAL CONDITION.......................................27
     Section 5.07. LITIGATION................................................27
     Section 5.08. USE OF PROCEEDS; MARGIN STOCK.............................27
     Section 5.09. TAXES; GOVERNMENTAL CHARGES...............................27
     Section 5.10. FULL DISCLOSURE...........................................27
     Section 5.11. INVESTMENT COMPANY ACT....................................28
     Section 5.12. ENVIRONMENTAL MATTERS.....................................28
     Section 5.13. CAPITAL STRUCTURE.........................................28
     Section 5.14. COMPLIANCE WITH LAW.......................................28
     Section 5.15. ERISA.....................................................28
     Section 5.16. NO DEFAULT OR EVENT OF DEFAULT............................28
     Section 5.17. PERMITS AND LICENSES......................................29
     Section 5.19. NO TERMINATION EVENT......................................29
     Section 5.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES................29

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

     Section 6.01. COMPLIANCE WITH LAWS, ETC.................................29
     Section 6.02. REPORTING AND NOTICE REQUIREMENTS.........................29
     Section 6.03. TAXES AND LIENS...........................................32
     Section 6.04. MAINTENANCE OF PROPERTY; INSURANCE........................32
     Section 6.05. RIGHT OF INSPECTION.......................................33
     Section 6.06. FURTHER ASSURANCES........................................33

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                                                                            PAGE

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Section 7.01. LIENS, ETC................................................33
     Section 7.02. DEBT......................................................34
     Section 7.03. RESTRICTED PAYMENTS.......................................34
     Section 7.04. MERGERS; CONSOLIDATIONS; SALE OR OTHER DISPOSITION
                   OF PROPERTY...............................................35
     Section 7.05. INVESTMENTS, LOANS, AND ADVANCES..........................35
     Section 7.06. USE OF PROCEEDS...........................................35
     Section 7.07. TRANSACTIONS WITH AFFILIATES..............................35
     Section 7.08. OTHER BUSINESS............................................35
     Section 7.09. ISSUANCE OF SHARES........................................35
     Section 7.10. ERISA.....................................................36
     Section 7.11. ACQUISITIONS..............................................36
     Section 7.12. CERTAIN FINANCIAL TESTS...................................37
     Section 7.13. EXTENSION OR AMENDMENT OF CERTAIN DOCUMENTS...............37

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     Section 8.01. EVENTS OF DEFAULT.........................................37

                                   ARTICLE IX

                                    THE AGENT

     Section 9.01. APPOINTMENT, POWERS, AND IMMUNITIES.......................40
     Section 9.02. RELIANCE BY AGENT.........................................40
     Section 9.03. DEFAULTS..................................................41
     Section 9.04. RIGHTS AS BANK............................................41
     Section 9.05. INDEMNIFICATION...........................................41
     Section 9.06. NON-RELIANCE ON AGENT AND OTHER BANKS.....................42
     Section 9.07. RESIGNATION OF AGENT......................................42
     Section 9.08. AGENT'S RELIANCE..........................................42

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01.AMENDMENTS AND WAIVERS....................................42

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                                                                            PAGE

     Section 10.02.NOTICES, ETC..............................................43
     Section 10.03.NO WAIVER; REMEDIES.......................................43
     Section 10.04.EXPENSES; INDEMNIFICATION.................................43
     Section 10.05.RIGHT OF SET-OFF; ADJUSTMENTS.............................44
     Section 10.06.BINDING EFFECT............................................45
     Section 10.07.ASSIGNMENTS AND PARTICIPATIONS............................45
     Section 10.08.LIMITATION ON AGREEMENTS..................................46
     Section 10.09.SEVERABILITY..............................................47
     Section 10.10.GOVERNING LAW.............................................48
     Section 10.11.SUBMISSION TO JURISDICTION; WAIVERS.......................48
     Section 10.12.WAIVER OF JURY TRIAL......................................48
     Section 10.13.EXECUTION IN COUNTERPARTS.................................48
     Section 10.14.NO INSOLVENCY PETITION AGAINST BORROWER...................48
     Section 10.15.FINAL AGREEMENT...........................................49

EXHIBITS:

Exhibit A - Form of Compliance Certificate

Exhibit B - Form of Consent to Extension

Exhibit C - Form of Notice of Borrowing

Exhibit D - Form of Note

Exhibit E - Form of Assignment and Acceptance

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                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, dated as of July 18, 1997 (as the same may be amended, modified, renewed or extended from time to time, this "AGREEMENT") is made by and among First Investors Financial Services, Inc., a Texas corporation (the "BORROWER"), the financial institutions listed on the signature pages hereof and any other financial institution that may hereafter become a party hereto pursuant to the provisions hereof (each individually a "BANK" and collectively, the "BANKS"), and NationsBank of Texas, N.A. (in its individual capacity, "NATIONSBANK"), as agent for the Banks (in such capacity, the "AGENT").

                                   WITNESSETH:

        WHEREAS, the Borrower has requested that the Banks provide certain loans to the Borrower for working capital and other general corporate purposes;

        WHEREAS, the Banks have agreed to make such loans subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, and the Agent hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "ADVANCE" means any advance provided for under Section 2.01 hereof.

               "AFFILIATE" means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

               "AGREED RATE" means, for any Interest Period for each Agreed Rate Advance, a fixed interest rate per annum mutually agreed upon among the Borrower and the Banks.

               "AGREED RATE ADVANCE" means an Advance which bears interest at the interest rate as provided in Section 2.06(c).

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               "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance or an Agreed Rate Advance or such Bank's LIBOR Lending Office in the case of a LIBOR Rate Advance.

               "ANNUAL PERCENTAGE RATE" or "APR" has the meaning set forth in the Purchase Agreement/FIRC.

               "AVAILABLE AMOUNT" means, at any time, an amount equal to the excess of (a) the lesser of (i) the Commitments at such time or (ii) the Borrowing Base OVER (b) the aggregate principal amount of all Advances then outstanding.

               "BASE RATE" means, for any period, a fluctuating interest rate per annum (rounded upwards to the nearest 1/16 of 1%) as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                      (a) the Prime Rate, or

                      (b) the Federal Funds Rate plus 1/2 of 1% per annum.

               "BASE RATE ADVANCE" means an Advance which bears interest at the interest rate as provided in Section 2.06(a).

               "BORROWING" means a borrowing consisting of Advances of the same Type made on the same day by the Banks.

               "BORROWING BASE" means, at any time, an amount equal to the lesser of (i) the Embedded Gain and (ii) $6,000,000.

               "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on in the London interbank market.

               "CAPITAL LEASE" means a lease which should, in accordance with GAAP, be recorded as a capital lease on the balance sheet of the lessee.

               "CLOSING DATE" means the date the Agreement becomes effective in accordance with Article IV.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

               "COMMITMENT" means, as to any Bank, each Bank's Loan Percentage of $6,000,000, as such amount may be reduced from time to time pursuant to the terms and provisions hereof, and "COMMITMENTS" means, collectively, all Banks' Commitments.

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               "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a
        Responsible Officer, appropriately completed and in substantially the form of EXHIBIT A hereto.

               "CONSENT TO EXTENSION" means a consent to the extension of the Termination Date executed by each Bank in the form of EXHIBIT B hereto.

               "CREDIT GUIDELINES" has the meaning set forth in the Purchase Agreement/FIRC.

               "CREDIT INSURANCE" has the meaning set forth in the FIRC
        Agreement.

               "DEBT" means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services; (b) indebtedness of the kind described in clause
        (a) of this definition which is secured by (or for which the holder of such Debt has any existing right, contingent or otherwise, to be secured
        by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) all obligations as lessee under any Capital Lease,
        (d) all contingent liabilities and obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (c) above, including, without limitation, (i) any endorsement not for collection in the ordinary course of business or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guaranty in respect of any such Debt; (ii) any agreement (A) to purchase, or to advance or supply funds for the payment or purchase of, any such Debt, (B) to purchase, sell, or lease property, products, materials, supplies, transportation, or services, in order to enable such Person to pay any such Debt or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials, supplies, transportation, or services, or (C) to make any loan, advance, or capital contribution to, or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or similar expense) or to assure a minimum equity, working capital, or other balance sheet condition in respect of any such obligation; and (iii) obligations under surety, appeal, or custom bonds; (e) any obligation of a Person under or in connection with a sale-leaseback or similar arrangement, including, without limitation, any arrangement with any other party providing for the leasing by such Person (as lessee) from such other party of any Property which has been, or is to be, sold or transferred by such Person to such other party or to any other Person to whom funds have been, or are to be, advanced on the security of such Property or rental obligations of such Person and (f) any and all obligations of such Person under any interest rate swap, interest rate cap or other exchange or rate protection agreement now existing or hereafter entered into by such Person and NationsBank or any Affiliate of NationsBank.

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               "DEFAULT" means any event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default.

               "DETERMINATION DATE" means the last day of each calendar month.

               "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

               "ELIGIBLE ASSIGNEE" means (i) a Bank; (ii) an affiliate of a Bank; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.07, approved by the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Bank and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

               "EMBEDDED GAIN" has the meaning set forth in Paragraph 10(E) of EXHIBIT A hereto.

               "ENTERPRISE" means Enterprise Funding Corporation, a Delaware corporation.

               "ENTERPRISE AGREEMENT" means that certain Security Agreement dated as of October 22, 1996, by and among FIARC, Enterprise, Texas Commerce Bank National Association, MBIA Insurance Corporation, NationsBank, N.A. and the Borrower, and any amendments, modifications, renewals or extensions thereof.

               "ENVIRONMENTAL PROTECTION STATUTE" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. ss. 9601 ET SEQ.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA");
        (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. ss. 6901 ET SEQ.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. ss. 7401 ET SEQ., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. ss. 1251 ET SEQ., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. ss. 2601 ET SEQ., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials)

                                       -4-
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        and any rules and regulations issued or promulgated in connection with any of the foregoing by any Governmental Authority, and "ENVIRONMENTAL PROTECTION STATUTES"means, collectively, each of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA AFFILIATE" means any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the rules and regulations thereunder.

               "ERISA EVENT" means any of the following events: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for the 30-day notice to the Pension Benefit Guaranty Corporation, under such regulations) or an event described in
        Section 4068(f) of ERISA which may result in a material liability of the Borrower or any ERISA Affiliate, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Borrower or any ERISA Affiliate under
        Section 4064 of ERISA, (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (e) any other event or condition which might constitute grounds under ERISA or the Code for the termination of, or the appointment of a trustee to administer, any Plan or for the imposition of a lien on the assets of the Borrower or any ERISA Affiliate in respect of any Plan or Multiemployer Plan which is not corrected within 30 days.

               "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "EVENTS OF DEFAULT" has the meaning specified in Section 8.01.

               "EXCESS SERVICING CASH FLOW" means, at any time, the sum of (i) any amounts distributed, or available to be distributed, pursuant to
        Section 5(e)(v) of the FIRC Security Agreement, and (ii) any amounts distributed, or available to be distributed, pursuant to Section 5.1(a)(xi) of the Enterprise Agreement.

               "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day

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        on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

               "FIARC" means First Investors Auto Receivables Corporation, a Delaware corporation.

               "FIFSG" means First Investors Financial Services Group, Inc., a Texas corporation.

               "FIIC" means First Investors Insurance Company, a Vermont corporation.

               "FIRC" means F.I.R.C., Inc., a Delaware corporation.

               "FIRC AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of October 30, 1996, as amended, among FIRC, the financial institutions party thereto and NationsBank of Texas, N.A., as agent, as the same may be further amended, restated, modified, renewed or extended from time to time.

               "FIRC COLLATERAL AGENT" means Texas Commerce Bank National Association and any successor thereto appointed pursuant to Section 19 of the FIRC Security Agreement.

               "FIRC SECURITY AGREEMENT" means that certain Amended and Restated Collateral Security Agreement, dated as of October 30, 1996, among FIRC, the FIRC Collateral Agent, and the agent and the banks parties to the FIRC Agreement, as the same may be amended, restated, modified, renewed or extended from time to time.

               "FIVH" means First Investors (Vermont) Holdings, Inc., a Vermont corporation.

               "FIXED RATE" means the LIBOR Rate or the Agreed Rate.

               "FIXED RATE ADVANCE" means a LIBOR Rate Advance or an Agreed Rate Advance.

               "FUNDED DEBT" means Debt of the Borrower incurred under the Notes and this Agreement.

               "FUTURE PLAN" has the meaning specified in Section 6.02(h) hereof.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board.

               "GOVERNMENTAL AUTHORITY" means any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the Environmental Protection Agency), or any other instrumentality of any of them or any other political subdivision thereof, and any entity

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        exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

               "GOVERNMENTAL REQUIREMENT" means any order, permit, law, statute (including, without limitation, any Environmental Protection Statute), code, ordinance, rule, regulation, certificate, or other direction or requirement of any Governmental Authority.

               "GUARANTY AGREEMENT" means the Guaranty Agreement, dated as of July 18, 1997, by FIFSG in favor of the Agent and the Banks.

               "HAZARDOUS MATERIALS" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on any of the Borrower's Properties is prohibited by any Governmental Authority; (f) petroleum, including crude oil and any fraction thereof, natural gas liquids, liquefied natural gas, and synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas); (g) drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal energy; and (h) any other substance which, pursuant to any Governmental Requirement, requires special handling in its collection, storage, treatment, or disposal.

               "HIGHEST LAWFUL RATE" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to any Note or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under laws applicable to such Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               "INTEREST PERIOD" means, for each LIBOR Rate Advance or Agreed Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a LIBOR Rate Advance, one, two, three or six months, and (b) in the case of an Agreed Rate Advance, 1 to (and including) 30 days, as the Borrower may, upon notice received by the Agent, select in accordance with
        Section 2.02 or 2.09; PROVIDED, HOWEVER, that:

                      (i) the duration of any Interest Period which commences
               before the Termination Date and otherwise ends after such date shall end on the Termination Date; and

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                      (ii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that, in the case of a LIBOR Rate Advance or an Agreed Rate Advance based on the LIBOR Rate, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

               "INVESTMENT" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance or otherwise; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

               "LIBOR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "LIBOR Lending Office" opposite its name on the signature pages hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

               "LIBOR RATE" means, for any Interest Period for each LIBOR Rate Advance, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rate per annum at which deposits in U.S. dollars are offered to the Agent, or at the Agent's option, an Affiliate of the Agent by prime banks in the London interbank market at 11:00 A M. (London time) three Business Days before the first day of such Interest Period in an amount substantially equal to such LIBOR Rate Advance and for a period equal to such Interest Period.

               "LIBOR RATE ADVANCE" means an Advance which bears interest at the interest rate as provided in Section 2.06(b).

               "LIBOR RATE MARGIN" means 3.0% per annum.

               "LIBOR RATE RESERVE PERCENTAGE" of any Bank for any Interest Period for any LIBOR Rate Advance means the reserve percentage, if any, actually incurred during such Interest Period (or if more than one such percentage shall be incurred, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be incurred) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

               "LIEN" means any claim, mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease in the nature thereof), or the interest of the lessor under any Capital Lease.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Pledge Agreement (FIRC and FIARC), the Pledge Agreement (FIFS), the Guaranty Agreement, the Subordination Agreement and any document or instrument executed in connection with the foregoing, including any interest rate swap or other exchange agreement which hedges interest payable by the Borrower under any of the foregoing.

               "LOAN INTEREST EXPENSE" means, for any period, the aggregate amount of interest paid or accrued during such period on the Advances (net of any costs or amounts received by the Borrower under any interest rate protection agreements with respect thereto in accordance with
        GAAP).

               "LOAN PARTY" means each of the Borrower and FIFSG.

               "LOAN PERCENTAGE" means as to any Bank a fraction (expressed as a percentage) the numerator of which shall be the aggregate original principal amount of such Bank's Notes and the denominator of which shall be the aggregate amount of all the Commitments.

               "MAJORITY BANKS" means (a) at any time during the term of this Agreement when NationsBank is the only Bank or when there is only one Bank in addition to NationsBank, all of such Banks and (b) at any time during the term of this Agreement when there are two or more Banks in addition to NationsBank, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Commitments.

               "MARGIN STOCK" shall have the meaning assigned to such term in Regulation G, T, U and X.

               "MATERIAL ADVERSE EFFECT" means any material adverse effect on
        (a) the financial condition, business, properties or operations of the Borrower or (b) the ability of the Borrower to perform its respective obligations under this Agreement, any Note or any other Loan Document to which it is a party, or under the Purchase Agreement/FIRC or the Purchase Agreement/Enterprise on a timely basis.

               "MATTERS CONTESTED IN GOOD FAITH" shall mean matters (i) that the Borrower or any Guarantor is contesting in good faith by appropriate proceedings diligently and continuously pursued, (ii) of which the Agent has been notified and is being kept informed in such detail as the Agent may from time to time reasonably request, (iii) of which enforcement of such contested item is effectively stayed during the period of the contest, and (iv) with respect to which either (A) adequate reserves in the nature of a cash deposit or pledge of bonds or other securities, or a payment bond of a corporate surety in the face amount equal to the total amount in controversy, reasonably satisfactory to the Agent, has been furnished or (B) adequate provision therefor, reasonably satisfactory to the Agent, has been set aside on the books of the Borrower or such Guarantor.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
        Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

               "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one entity other than the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "NET EXCESS SERVICING CASH FLOW" means, for any calendar month, the Excess Servicing Cash Flow for such calendar month LESS the Operating Expenses for such calendar month.

               "NET WORTH" means, with respect to any Person, as at any date, the consolidated stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

               "NOTE" or "NOTES" has the meaning specified in Section 2.02(d) hereof and includes any amendments, modifications, renewals or extensions thereof.

               "NOTICE OF BORROWING" has the meaning specified in Section
        2.02(a).

               "NOTICE OF INTEREST CONVERSION" has the meaning specified in
        Section 2.09.

               "OPERATING EXPENSES" means, with respect to any Person, for any calendar month, the total operating expenses of such Person and its Subsidiaries (excluding servicing fee expenses), as determined on a consolidated basis in accordance with GAAP.

               "OTHER TAXES" has the meaning specified in subsection 3.06(b) hereof

               "PBGC PLAN" means any plan subject to Title IV of ERISA or
        Section 412 of the Code.

               "PERMITTED DEBT" has the meaning specified in Section 7.02.

               "PERMITTED LIENS" means (i) Liens created pursuant to the FIRC Agreement, the Enterprise Agreement or any documents entered into in connection therewith, including any interest rate swap or other exchange agreement which hedges interest payable under any of the foregoing, (ii) non-consensual Liens imposed by operation of law including, without limitation, landlord Liens for rent not yet due and payable, (iii) Liens for state and local taxes, assessments or other governmental charges or levies not yet due or that are Matters Contested in Good Faith, (iv) Liens to secure the obligations of the Borrower under leases or lease agreements for the payment of rent or hire of property of any kind whatsoever (real or personal including, subject to Section 7.02(b), Capital Leases), (v) the Lien on that certain trust account described in the Facultative Reinsurance Agreement, dated as of April 15, 1994, as amended, modified or extended from time to time, between FIIC and National Union Fire Insurance Company of Pittsburgh, PA, which Lien secures the obligations of FIIC thereunder, and (vi) Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages, or accounts payable not yet delinquent and arising in the ordinary course of business; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Property of the Borrower by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed.

               "PERSON" means an individual, partnership, estate, corporation (including a business trust), association, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "PLAN" means any employee benefit plan within the meaning of
        Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any ERISA Affiliate.

               "PLEDGE AGREEMENT (FIFS)" means the Pledge Agreement (FIFS), dated as of July 18, 1997, between FIVH and the Agent, and any amendments, modifications, renewals or extensions thereof.

               "PLEDGE AGREEMENT (FIRC AND FIARC)" means the Pledge Agreement (FIRC and FIARC), dated as of July 18, 1997, between the Borrower and the Agent, and any amendments, modifications, renewals or extensions thereof.

               "PLEDGED COLLATERAL" has the meaning set forth in the Pledge Agreement (FIFS) and the Pledge Agreement (FIRC and FIARC).

               "PRIME RATE" means the rate of interest most recently announced publicly by NationsBank of Texas, N.A. in Dallas, Texas, from time to time, as its prime rate, which rate shall fluctuate, with each such change to be effective as of the date of such change in such rate; PROVIDED that the prime rate is a reference rate and does not necessarily represent the lowest rate charged to any customer.

               "PROPERTY" means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired, including but not limited to the capital stock of any Subsidiary.

               "PURCHASE AGREEMENT/FIRC" means the Amended and Restated Purchase Agreement dated as of October 30, 1996 between the Borrower and FIRC, as the same may be amended, restated, modified, renewed or extended from time to time (subject to Section 7.13 hereof).

               "PURCHASE AGREEMENT/ENTERPRISE" means the Purchase Agreement dated as of October 22, 1996 between the Borrower and FIARC, as the same may be amended, restated, modified, renewed or extended from time to time (subject to Section 7.13 hereof).

               "RECEIVABLES" has the meaning set forth in the Purchase Agreement/FIRC.

               "REGISTER" has the meaning specified in subsection 10.07(b) hereof.

               "REGULATION G", "REGULATION T", "REGULATION U", "REGULATION X" or "REGULATION G, T, U OR X" means Regulation G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G, T, U or X and having substantially the same function.

               "RESPONSIBLE OFFICER" means and includes the individual who is the president of both the Borrower and FIFSG and the individual who is the chief financial officer of the Borrower and FIFSG.

               "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of July 18, 1997, between FIVH and the Borrower in favor of the Agent, as the same may be amended, restated, modified, renewed or extended from time to time.

               "SUBSIDIARY" means any corporation of which any Person, either directly or indirectly, owns at the time more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (whether or not at the time stock of any other class or classes of such corporation shall have, or might have, voting power by reason of the happening of any contingency), and shall include any such corporation which shall become a Subsidiary after the date hereof.

               "TAXES" has the meaning specified in subsection 3.06(a) hereof.

               "TERMINATION DATE" means July 10, 1998 (as the same may be extended pursuant to Section 2.05 hereof), or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 8.01.

               "TERM LOAN" has the meaning specified in Section 2.05(b).

               "TYPE" refers to the determination whether an Advance is a Base Rate Advance, an Agreed Rate Advance, or a LIBOR Rate Advance (or a Borrowing comprised of such Advances).

               "UCC" has the meaning set forth in the Pledge Agreement (FIFS) and the Pledge Agreement (FIRC and FIARC).

        Section 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

        Section 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.06.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

        Section 2.01. THE ADVANCES. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date, in an aggregate amount not to exceed an amount equal to such Bank's Loan Percentage of the Available Amount. Each Borrowing shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Loan Percentage of the Available Amount. All LIBOR Rate Advances shall be in an aggregate amount of not less than $500,000 or an integral multiple thereof and all other Advances shall be in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof. Within the limits of each Bank's Loan Percentage of the Available Amount, the Borrower may borrow, prepay pursuant to Sections 3.08 and 3.09 and reborrow under this Section 2.01. The principal amount outstanding on the Advances shall mature and, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

        Section 2.02. MAKING THE ADVANCES. (a) Each Borrowing shall be made on the Borrower's oral notice, or on written notice in the form attached hereto as EXHIBIT C ("NOTICE OF BORROWING") given by the Borrower to the Agent not later than 11:00 A.M. (Dallas time) on the third Business Day prior to the date of the proposed Borrowing. With respect to any oral notice, the Borrower shall promptly thereafter confirm such notice by delivering a Notice of Borrowing. Each Notice of Borrowing shall specify therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Rate Advances or Agreed Rate Advances, the initial Interest Period for each such Advance. The Agent shall promptly deliver a copy of each Notice of Borrowing to each Bank and, in the case of any Agreed Rate Borrowing, shall, after conferring with the Borrower and the Banks, and with the consent of all Banks notify the Borrower not later than 2:00 p.m. (Dallas time) on the Business Day prior to the Borrowing, of the Agreed Rate with respect to such Borrowing. Each Bank shall, before 12:00 noon (Dallas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in

Section 10.02, in immediately available funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will transfer such funds to an account designated by the Borrower. Each Notice of Borrowing with respect to LIBOR Rate or Base Rate Advances shall be irrevocable and binding on the Borrower. In no event shall more than five Borrowings be outstanding at any time.

        (b) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's Loan Percentage of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Loan Percentage available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the lesser of (A) the Federal Funds Rate or (B) the Highest Lawful Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

        (c) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

        (d) The Borrower shall execute and deliver to the Agent for each Bank to evidence the Advances made by such Bank pursuant to Section 2.01 hereof, a revolving credit note (each such note a "NOTE" and more than one Note, the "NOTES") in the amount of such Bank's Commitment. Each Note shall be substantially in the form of EXHIBIT D with the blanks appropriately filled, and shall mature on the Termination Date.

        Section 2.03. FEES. (a) The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of each such Bank's Commitment from the date hereof until the Termination Date, at the rate of .375% per annum, payable on July 30, 1997 for the period from the Closing Date until such date, and thereafter, on the 30th day of each April, July, October and January for the preceding calendar quarter and continuing until the Termination Date. The fees payable under this Section 2.03(a) shall be calculated by the Agent on the basis of a 360-day year, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable. Each such determination by the Agent shall be conclusive and binding for all purposes, absent manifest error.

        (b) The Borrower shall pay the Agent an administrative agency fee from time to time and a structuring fee on the Closing Date in accordance with the terms of a letter agreement, dated as of July 18, 1997, between the Agent and the Borrower.

        Section 2.04. REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, PROVIDED that each partial reduction shall be in the aggregate amount of $2,000,000 or an integral multiple thereafter of $500,000.

        Section 2.05. EXTENSION OF TERMINATION DATE; TERM LOAN. (a) On the date which is a Business Day no less than forty-five (45) and no more than sixty (60) days prior to the then-current Termination Date, the Borrower may elect to notify the Agent in writing of its request for an extension of such Termination Date for a period of three hundred sixty four (364) days from such Termination Date. Promptly after receipt of such request, the Agent shall notify the Banks of such request by sending each Bank a Consent to Extension for its execution. Each Bank shall return the executed Consent to Extension or notify the Agent in writing of its rejection of the request on or prior to a date which is thirty
(30) days after the date of receipt of the request for extension and which, in any event, is on or prior to fifteen (15) Business Days prior to the then-current Termination Date. In the event that any Bank fails to so notify the Agent on or prior to such date, the request shall be deemed to have been rejected by such Bank. The Commitments shall be extended hereunder only upon the consent of all Banks whereupon the Termination Date and the maturity date of each Note shall be deemed to be extended to a date which is three hundred sixty four (364) days after the then-current Termination Date.

        (b) In the event that the Borrower does not elect to request an extension or the Banks reject any such request, the aggregate unpaid principal amount of all Advances outstanding as of the Termination Date shall be converted into a term loan (the "TERM LOAN"), payable in four equal principal installments on the 30th day of each March, June, September and December following such Termination Date, with interest thereon payable at the rates per annum and on the dates provided herein with respect to Advances.

        (c) In the event of the renewal and extension of the Commitments and the maturity date of the Notes pursuant to Section 2.05(a) or in the event of the conversion of the Advances to a Term Loan pursuant to Section 2.05(b), the terms and conditions of this Agreement and the other Loan Documents will apply during such renewal and extension or term loan period and from and after the date of such extension or conversion the term "Termination Date" shall mean the maturity date of the Notes as so renewed and extended or converted.

        Section 2.06. INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

        (a) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the lesser of (i) the Base Rate in effect from time to time or (ii) the Highest Lawful Rate, payable on the last Business Day day of each calendar month and on the Termination Date, PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) two percent (2%) per annum above the Base Rate in effect from time to time or (ii) the Highest Lawful Rate.

        (b) LIBOR RATE ADVANCES. During such periods as such Advance is a LIBOR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the lesser of (i) the sum of the LIBOR Rate for such Interest Period for such Advance plus the LIBOR Rate Margin or (ii) the Highest Lawful Rate, payable, together with additional interest due under Section 2.07 hereof, on the last day of such Interest Period and on the Termination Date; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) two percent (2%) per annum above the Base Rate in effect from time to time or (ii) the Highest Lawful Rate.

        (c) AGREED RATE ADVANCE. During such periods as such Advance is an Agreed Rate Advance, a rate per annum equal at all times during such Interest Period for such Advance to the lesser of (i) the Agreed Rate for such Interest Period for such Advance or (ii) the Highest Lawful Rate, payable on the last day of such Interest Period and on the Termination Date; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) two percent (2%) above the Base Rate in effect from time to time or (ii) the Highest Lawful Rate.

        (d) INTEREST COMPUTATION. Computations of interest pursuant to this
Article II shall be made by the Agent with respect to Base Rate Advances, Agreed Rate Advances or the Term Loan based on the Prime Rate, on the basis of a year of 365 or 366 days, as the case may be, and with respect to Advances of any other type (including Base Rate Advances based on the Federal Funds Rate) or the Term Loan when it is based on the Federal Funds Rate, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        Section 2.07. ADDITIONAL INTEREST ON ADVANCES BASED ON THE LIBOR RATE. Subject to Section 10.08 hereof, the Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Advance of such Bank during such periods as such Advance is a LIBOR Rate Advance or an Agreed Rate Advance based on the LIBOR Rate, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for such Interest Period for such Advance from
(ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Rate Reserve Percentage of such Bank actually incurred for such Interest Period, payable on each date on which interest is payable on such Advance pursuant to Section 2.06 hereof. A certificate as to amounts required to be paid under this Section 2.07 submitted to the Borrower and the Agent by such Bank and setting forth in reasonable detail the amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

        Section 2.08. INTEREST RATE DETERMINATION. (a) The rate of interest for
(i) each LIBOR Rate Advance specified in a Notice of Borrowing or a Notice of Interest Conversion, shall be determined by the Agent two (2) Business Days before the first day of the Interest Period applicable for such Advance and (ii) for each Agreed Rate Advance specified in a Notice of Borrowing or a Notice of Interest Conversion shall be determined by the Agent, the Banks and the Borrower as set forth in Section 2.02(a) hereof. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.06(a), (b) or (c) hereof, and each such determination by the Agent shall be conclusive, absent manifest error.

        (b) If the Borrower shall fail to deliver to the Agent a Notice of Interest Conversion in accordance with Section 2.09 hereof, to select the duration of any Interest Period for the principal amount outstanding under any LIBOR Rate Advance or Agreed Rate Advance prior to the last day of the Interest Period applicable to such Advance, the Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Advances.

        Section 2.09. VOLUNTARY INTEREST CONVERSION OF ADVANCES. The Borrower may on any Business Day, upon the Borrower's oral or written notice ("NOTICE OF INTEREST CONVERSION") given by the Borrower to the Agent not later than 11:00 A
M. (Dallas time) on the second Business Day prior to the date of the proposed interest conversion in the case of LIBOR Rate or Agreed Rate Advances, (i) convert all Advances of one Type into Advances of another Type, (ii) convert all LIBOR Rate Advances for a specified Interest Period into LIBOR Rate Advances for a different Interest Period or (iii) convert all Agreed Rate Advances for a specified Interest Period into Agreed Rate Advances for a different Interest Period; PROVIDED, HOWEVER, with respect to any oral Notice of Interest Conversion, the Borrower shall promptly confirm such notice in writing; PROVIDED FURTHER that, any conversion of any LIBOR Rate Advances into LIBOR Rate Advances for a different Interest Period, or into Base Rate Advances, or of Agreed Rate Advances into Agreed Rate Advances for a different Interest Period, or into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advances or Agreed Rate Advances, as the case may be; PROVIDED FURTHER that no conversion into a LIBOR Rate Advance or an Agreed Rate Advance will be permitted if at the time of receipt by the Agent of the Notice of Interest Conversion, a Default or Event of Default shall have occurred and be continuing. Each such Notice of Interest Conversion shall specify therein the requested (i) date of such interest conversion, (ii) the Advances to be converted, and (iii) if such interest conversion is into Advances constituting LIBOR Rate Advances or Agreed Rate Advances, as the case may be, the duration of the Interest Period for each such Advance. The Agent shall promptly deliver a copy of each Notice of Interest Conversion to each Bank. Each Notice of Interest Conversion shall be irrevocable and binding on the Borrower. In no event shall more than five (5) Interest Periods be in effect at any time with respect to LIBOR Rate Advances.

                                   ARTICLE III

                CHANGE IN CIRCUMSTANCES, PAYMENTS AND PREPAYMENTS

        Section 3.01. INCREASED COST AND REDUCED RETURN.

        (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                      (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Fixed Rate Advances, its Note, or its obligation to make Fixed Rate Advances, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Fixed Rate Advances (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than, in the case of LIBOR Rate Advances or Agreed Rate Advances based on the LIBOR Rate, any change by way of imposition or increase of reserve requirements included in the LIBOR Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                      (iii) shall impose on such Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Fixed Rate Advances or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Fixed Rate Advances, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this Section 3.01(a), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or continue Advances of the Type with respect to which such compensation is requested, or to convert Advances of any other Type into Advances of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section

3.04 shall be applicable); PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

        (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

        (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        Section 3.02. LIMITATION ON TYPES OF ADVANCES. If on or prior to the first day of any Interest Period for any Fixed Rate Advance:

               (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

               (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of funding LIBOR Rate Advances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Advances and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Advances of such Type, continue Advances of such Type, or to convert Advances of any other Type into Advances of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Advances of the affected Type, either prepay such Advances or convert such Advances into another Type of Advance in accordance with the terms of this Agreement.

        Section 3.03. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund LIBOR Rate Advances hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or continue LIBOR Rate Advances and to convert other Types of Advances into LIBOR Rate Advances shall be suspended until such time as such Bank may again make, maintain, and fund LIBOR Rate Advances (in which case the provisions of Section 3.04 shall be applicable).

        Section 3.04. TREATMENT OF AFFECTED ADVANCES. If the obligation of any Bank to make a particular Type of Fixed Rate Advance or to continue, or to convert Advances of any other Type into, Advances of a particular Type shall be suspended pursuant to Section 3.01 or 3.03 hereof (Advances of such Type being herein called "AFFECTED ADVANCES" and such Type being herein called the "AFFECTED TYPE"), such Bank's Affected Advances shall be automatically converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for Affected Advances (or, in the case of a conversion required by Section 3.03 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.01 or 3.03 hereof that gave rise to such conversion no longer exist:

               (a) to the extent that such Bank's Affected Advances have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Advances shall be applied instead to its Base Rate Advances; and

               (b) all Advances that would otherwise be made or continued by such Bank as Advances of the Affected Type shall be made or continued instead as Base Rate Advances, and all Advances of such Bank that would otherwise be converted into Advances of the Affected Type shall be converted instead into (or shall remain as) Base Rate Advances.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01 or 3.03 hereof that gave rise to the conversion of such Bank's Affected Advances pursuant to this Section 3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Advances of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Advances shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Advances of the Affected Type, to the extent necessary so that, after giving effect thereto, all Advances held by the Banks holding Advances of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

        Section 3.05. COMPENSATION. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

               (a) any payment, prepayment, or conversion of a Fixed Rate Advance for any reason (including, without limitation, the acceleration of the Advances pursuant to Section 8.01) on a date other than the last day of the Interest Period for such Advance; or

               (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        Article IV to be satisfied) to borrow, convert, continue, or prepay a Fixed Rate Advance on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

        Section 3.06 TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.06) such Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

        (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.06) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

        (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this

Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

        (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.06(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 3.06(a) or 3.06(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

        (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 3.06, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

        (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

        (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.06 shall survive the termination of the Commitments and the payment in full of the Notes.

        Section 3.07. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 a.m. (Dallas time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 10.02 in immediately available funds (each such payment received after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees (to the extent received by the Agent) ratably to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

        (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED HOWEVER, if such extension would cause payment of interest on or principal of LIBOR Rate Advances or Agreed Rate Advances based on the LIBOR Rate to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the lesser of (i) the Federal Funds Rate or (ii) the Highest Lawful Rate.

        Section 3.08. VOLUNTARY PREPAYMENTS. The Borrower may at any time and from time to time, prepay an Advance, in whole or in part, (a) in the case of a LIBOR Rate Advance or an Agreed Rate Advance, upon at least two Business Days' written notice, provided that in the event Borrower prepays Fixed Rate Advances in whole or in part on a day which is not the last day of the Interest Period applicable thereto, the provisions of Section 3.05 shall apply and (b) in the case of a Base Rate Advance or the Term Loan, upon same Business Day written notice; PROVIDED, HOWEVER, that all such prepayments shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty thereon. Each notice of prepayment shall specify the prepayment date and the principal amount of each Advance(s) (or portion thereof) to be prepaid, and shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments with respect to any Advance shall be in an aggregate principal amount of $500,000 or greater integral multiples of $10,000.

        Section 3.09. MANDATORY PREPAYMENTS. (a) If at any time the aggregate outstanding principal balance of the Advances exceeds an amount equal to the lesser of the Borrowing Base or the Commitments at such time, then the Borrower shall immediately pay to the Agent for the ratable account of the Banks the amount of such excess, together with accrued and unpaid interest thereon.

        (b) Promptly after the receipt thereof, the Borrower will pay, or cause to be paid, to the Agent 100% of the proceeds received by the Borrower or any Subsidiary, net of selling expenses and taxes paid, if any, (i) to the extent such net proceeds exceed $1,000,000, from any sale, transfer or assignment of any Property (other than (x) Receivables pursuant to the Purchase Agreement/FIRC or the Purchase Agreement/Enterprise, (y) receivables held by the Borrower for re-sale to third parties or (z) in the ordinary course of business) of the Borrower or any Subsidiary and (ii) from the issuance by the Borrower, FIFSG or any of their respective Subsidiaries of any shares of capital stock or other equity securities, or rights, warrants or options to purchase or acquire any shares or other equity securities.

        Section 3.10. SUBSTITUTION OF BANK. In the event the Borrower is required to pay any material amounts to any Bank pursuant to Section 3.01(a) or
(b), Section 3.05 or Section 3.06 hereof, the Borrower may give at least forty-five (45) days prior notice to such Bank (with copies to the

Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitments of such Bank and to purchase its outstanding Advances and Notes and the Agent will use its best efforts to assist Borrower in obtaining an Eligible Assignee, PROVIDED, HOWEVER, that if more than one Bank requests that Borrower pay substantially and proportionately equal additional amounts under any such sections and Borrower elects to seek an Eligible Assignee(s) to assume the Commitments of any one of such affected Banks, Borrower must seek Eligible Assignee(s) to assume the Commitments of all of such affected Banks. Each Bank requesting compensation pursuant to Section 3.01(a) or (b), Section 3.05 or Section 3.06 hereof agrees to sell its Commitments, Advances, Notes and interest in this Agreement in accordance with
Section 10.07 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Advances and Notes PLUS all other fees and amounts (including, without limitation, any compensation claimed by such Bank under any such sections) due such Bank hereunder calculated, in each case, to the date such Commitments, Advances, Notes and interest are purchased. Upon such sale or prepayment, said Bank shall have no further Commitment or other obligation to Borrower hereunder or under any Note.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

        Section 4.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

        (a) The Notes, duly executed by the Borrower and payable to the order of each Bank.

        (b) This Agreement, duly executed by the Borrower.

        (c) The Pledge Agreement (FIRC and FIARC), duly executed by the
Borrower.

        (d) The Pledge Agreement (FIFS), duly executed by FIVH.

        (e) The Guaranty Agreement, duly executed by FIFSG.

        (f) The Subordination Agreement, duly executed by FIVH and the Borrower.

        (g) A certified copy of the Purchase Agreement/Enterprise, together with all amendments thereto.

        (h) A certificate of the Secretary of each of the Borrower, FIVH and FIFSG, certifying (1) the names and true signatures of its officers authorized to sign each Loan Document to which it is a party and the notices and other documents to be delivered by it pursuant to any such Loan Document; (2) its By-laws and Articles or Certificate of Incorporation as in effect on the date of such certification; and (3) the resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance by it of each Loan Document to which it is a party, the notices and other documents to be delivered by it pursuant to any such Loan Document, and the transactions contemplated thereunder.

        (i) Certificates of appropriate officials as to the existence and good standing of (i) the Borrower in its jurisdiction of incorporation and (ii) each of FIVH and FIFSG in its jurisdiction of incorporation.

        (j) (i) A favorable opinion of Buck, Keenan & Owens, L.L.P., counsel for the Borrower, FIFSG and FIVH and (ii) a favorable opinion of Paul, Frank & Collins, Inc., special Vermont counsel for FIVH, each in form and substance satisfactory to the Agent and the Banks.

        (k) Acknowledgment copies of proper Financing Statements (Form UCC-1), duly filed on or before the Closing Date, naming the Borrower as the debtor and the Agent as the secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's and the Banks' security interests in all Pledged Collateral in which an interest may be assigned under the Pledge Agreement (FIFS) and the Pledge Agreement (FIRC and FIARC).

        (l) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated on or before the Closing Date, listing all effective financing statements which name any of the Borrower, FIFSG or FIVH (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (k) of this Section 4.01, together with copies of such financing statements as the Agent may reasonably request.

        (m) Such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

        Section 4.02. CONDITIONS PRECEDENT TO EACH BORROWING (INCLUDING THE INITIAL BORROWING). The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

        (a) the Agent shall have received a Notice of Borrowing in accordance with the terms of this Agreement;

        (b) both before and after giving effect to the Borrowing, the aggregate amount of outstanding Advances shall not exceed an amount equal to the lesser of the Borrowing Base or the Commitments at such time; and

        (c) the Agent shall have received such other approvals, information, opinions or documents as any Bank through the Agent may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Banks to enter into this Agreement, the Borrower represents and warrants to the Banks (which representations and warranties will survive the delivery of any Note and the making of any Advance) that:

        Section 5.01. EXISTENCE. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of Texas and is duly qualified or licensed to do business in all jurisdictions where the Property owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

        Section 5.02. POWER AND AUTHORIZATION. The Borrower is duly authorized and empowered to execute, deliver, and perform its obligations under each Loan Document, and all corporate or other action on the Borrower's part requisite for the due execution, delivery, and performance of each Loan Document, has been duly and effectively taken. The Borrower is duly authorized and empowered to borrow under this Agreement and all corporate action on the Borrower's part requisite for borrowing by the Borrower hereunder has been duly and effectively taken.

        Section 5.03. NO CONFLICT OR RESULTANT LIEN. The execution, delivery, and performance by the Borrower of each Loan Document, the Borrowings hereunder by the Borrower as contemplated herein, and the effectuation of the transactions contemplated by any Loan Document, do not and will not violate any provision of, or result in a default under, the Borrower's Articles of Incorporation or other charter documents or By-laws or any material agreement to which the Borrower is a party, or Governmental Requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any Property of the Borrower, except as contemplated hereby. No Default or Event of Default has occurred and is continuing.

        Section 5.04. NO CONSENT. No authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery, and performance by the Borrower of this Agreement or any other Loan Document, the Borrowings hereunder as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document.

        Section 5.05. BINDING OBLIGATIONS. Each Loan Document constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms, except as such enforceability may be (a) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor's rights generally, and (b) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law).

        Section 5.06. FINANCIAL CONDITION. The certified consolidated audited balance sheet of FIFSG and its Subsidiaries as at April 30, 1996, and the related certified consolidated statements of income and stockholder's equity and cash flow statements of FIFSG and its Subsidiaries for the Borrower's annual fiscal period ending April 30, 1996 and the unaudited consolidated balance sheet of FIFSG and its Subsidiaries as at January 31, 1997 and the related unaudited consolidated statements of income and changes in stockholders' equity and cash flow statements for the fiscal quarter then ended, certified by an officer of FIFSG, copies of which have been furnished to each Bank, have been prepared in accordance with GAAP and in accordance with FIFSG's and each Subsidiary's accounting practices consistently applied, and certified by a Responsible Officer as presenting fairly the consolidated financial condition of FIFSG and its Subsidiaries as at such date and the results of the operations of FIFSG and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and that, in the case of FIFSG and its Subsidiaries on a consolidated basis, since April 30, 1996, and in the case of each of the Borrower, FIFSG and their respective Subsidiaries, since January 31, 1997, there has been no material adverse change in its condition (financial or otherwise), business, prospects, Properties or operations. The Borrower has no Debt except for Permitted Debt.

        Section 5.07. LITIGATION. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, FIARC or FIRC, or the Properties of the Borrower, FIARC or FIRC, which could, individually or in the aggregate, reasonably be determined to have a Material Adverse Effect.

        Section 5.08. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Advance will be used by the Borrower for working capital and general corporate purposes. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used (A) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (B) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock; (C) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U or X; or (D) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. Neither the Borrower, nor any Person acting on behalf of the Borrower, has taken or will take any action which might cause any Loan Document to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System.

        Section 5.09. TAXES; GOVERNMENTAL CHARGES. The Borrower has filed or caused to be filed all federal, state, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except to the extent that noncompliance with this Section would not have a Material Adverse Effect.

        Section 5.10. FULL DISCLOSURE. All information heretofore or contemporaneously furnished by or on behalf of the Borrower or FIFSG in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such information hereafter furnished by or on behalf of the Borrower or FIFSG in writing to the Agent or any Bank will be, (i) true and accurate in all material respects on the date as of which such information is dated or certified and (ii) not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. There is no fact known to the Borrower or FIFSG which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

        Section 5.11. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 5.12. ENVIRONMENTAL MATTERS. The Borrower is in compliance with all Environmental Protection Statutes.

        Section 5.13. CAPITAL STRUCTURE. FIRC, FIARC, FIIC, and Farragut Financial Corporation, a Delaware corporation, are the only Subsidiaries of the Borrower. All of the issued and outstanding shares of capital stock of the Borrower are fully paid and nonassessable and are owned beneficially and of record by FIVH, a wholly-owned subsidiary of FIFSG. The Borrower has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, the Borrower's capital stock.

        Section 5.14. COMPLIANCE WITH LAW. The business and operations of the Borrower as conducted at all times have been and are in compliance in all material respects with all applicable Governmental Requirements.

        Section 5.15. ERISA. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to, and neither the Borrower nor any ERISA Affiliate has any liability or obligation with respect to any PBGC Plan, Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any present intention to establish a PBGC Plan, a Multiemployer Plan or a Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA). The Borrower and any ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to each Plan, including the fiduciary provisions thereof, and each Plan is, and has been, maintained in compliance with ERISA and, where applicable, the Code. Full payment when due has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

        Section 5.16. NO DEFAULT OR EVENT OF DEFAULT. No event has occurred or is continuing which constitutes a Default or Event of Default hereunder or under any Loan Document or a default or event of default under the FIRC Agreement or the Enterprise Agreement.

        Section 5.17. PERMITS AND LICENSES. All material permits, licenses and other governmental authorizations necessary for the Borrower to carry on its business have been obtained and are in full force and effect and the Borrower is not in material breach of the foregoing. The Borrower owns or possesses adequate licenses or other valid rights to use trade names, other intellectual property, and applications therefor which are material to the conduct of the business, operations or financial condition of the Borrower.

        Section 5.18. COMPLIANCE WITH CREDIT INSURANCE. The Credit Guidelines (as defined in the Purchase Agreement/FIRC) at all times have been and are in compliance with the underwriting standards under the Credit Insurance.

        Section 5.19. NO TERMINATION EVENT. No event has occurred or is continuing which constitutes a "Termination Event" under the Enterprise Agreement.

        Section 5.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower in each Loan Document shall survive the delivery of the Notes and the making of any Advance, and shall continue for a period of two years after the repayment of the Notes and the termination of the Commitments, and any investigation at any time made by or on behalf of the Agent or any Bank shall not diminish any Bank's right to rely thereon.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

        So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees, unless the Majority Banks shall otherwise consent in writing, as follows:

        Section 6.01. COMPLIANCE WITH LAWS, ETC. The Borrower will comply in all material respects with all applicable laws (including, without limitation, all Environmental Protection Statutes), rules, regulations and orders of any Governmental Authority.

        Section 6.02. REPORTING AND NOTICE REQUIREMENTS. The Borrower will furnish or cause to be furnished to the Agent for delivery to the Banks:

               (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of FIFSG (including the last quarter), unaudited consolidated and consolidating balance sheets of FIFSG and its Subsidiaries as of the end of such quarter and unaudited consolidated and consolidating statements of income and consolidated stockholder's equity and cash flow statements of FIFSG and its Subsidiaries for the period commencing at the end of the previous fiscal year of FIFSG and ending with the end of such fiscal quarter, setting forth in each consolidating financial statement in comparative form corresponding consolidating figures for the corresponding period in the immediately preceding fiscal year of FIFSG, all in reasonable detail and certified by a Responsible Officer as presenting fairly the consolidated and consolidating financial position of FIFSG and its Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end adjustments.

               (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of FIFSG, audited consolidated statements of income and stockholder's equity and cash flow statements of FIFSG and its Subsidiaries for such fiscal year, and audited consolidated balance sheets of FIFSG and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the immediately preceding audit, together with unaudited consolidating schedules to such financial statements, all in reasonable detail and satisfactory in form, substance, and scope to the Agent, together with the unqualified opinion of Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing as are selected by FIFSG and satisfactory to the Agent, stating that such financial statements fairly present the consolidated financial position of FIFSG and its Subsidiaries as of the date indicated and the consolidated results of their operations and changes in financial position for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP.

               (c) NOTICE OF DEFAULT. Immediately after any officer of the Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of such officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

               (d) NOTICE OF LITIGATION. Promptly after any officer of the Borrower obtaining knowledge of the commencement thereof, notice of any litigation, legal, administrative, or arbitral proceeding, investigation, or other action of any nature against FIFSG or the Borrower which could reasonably be expected to have a Material Adverse Effect, and upon request by the Agent or any Bank, details regarding such litigation which are satisfactory to the Agent or such Bank.

               (e) SECURITIES FILINGS. Promptly after the sending or filing thereof and in any event within fifteen (15) days thereof, copies of all reports which FIFSG sends to any of its security holders, and copies of all reports (including each regular and periodic report) and each registration statement or prospectus which FIFSG or the Borrower files with the Securities and Exchange Commission or any national securities exchange.

               (f) ERISA NOTICES. Promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower receives from such Governmental Authorities or Pension Benefit Guaranty Corporation.

               (g) COMPLIANCE CERTIFICATE; FIARC COMPLIANCE CERTIFICATE. (i) On or before the 30th day of each calendar month during the term of this Agreement, a Compliance Certificate which shall demonstrate compliance with the financial covenants set forth in Section 7.12 as of the end of the preceding calendar month and for the three immediately preceding calendar months, shall set forth the Borrowing Base, determined as of the Determination Date, together with a certification of such amounts by a Responsible Officer of the Borrower, and shall state that no Default or Event of Default has occurred or is continuing, or if any such condition or event exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking with respect thereto and (ii) on or before the 15th day of each calendar month during the term of this Agreement, a copy of the "Monthly Debtor's Certificate" delivered by FIARC to Enterprise pursuant to the Enterprise Agreement.

               (h)    ERISA NOTICES, INFORMATION AND COMPLIANCE.

                      (i) As soon as possible and in any event within ten days
               after the Borrower or any of its ERISA Affiliates knows of the occurrence of any of the following, a certificate of the chief financial officer of the Borrower (or, if applicable, of the ERISA Affiliate) setting forth the details as to such occurrence and the action, if any, which the Borrower or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed with or by the Borrower, an ERISA Affiliate, the Pension Benefit Guaranty Corporation, or plan administrator with respect thereto:

                             (A) the establishment or adoption of any PBGC Plan,
                      Multiemployer Plan or Multiple Employer Plan by the Borrower or any ERISA Affiliate on or after the date hereof (a "FUTURE PLAN");

                             (B) the occurrence of an ERISA Event with respect
                      to any Future Plan;

                             (C) the existence of an accumulated funding
                      deficiency with respect to any Future Plan;

                             (D) the making of an application to the Secretary
                      of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or extension of any amortization period under Section 412 of the Code with respect to any Future Plan;

                             (E) the institution of a proceeding pursuant to
                      Section 515 of ERISA to collect delinquent contributions from the Borrower or an ERISA Affiliate with respect to a Future Plan;

                             (F) the occurrence of any "prohibited transaction"
                      as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or any trust created thereunder; or

                             (G) the failure to pay when due all amounts that
                      the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as a contribution to such Plan; and

                      (ii) As soon as possible and in any event within ten days
               from receipt or, if applicable, filing, a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service, copies of any other reports or notices which the Borrower or an ERISA Affiliate files with the Internal Revenue Service, Pension Benefit Guaranty Corporation or the United States Department of Labor or which the Borrower or an ERISA Affiliate receives from such Governmental Authority, and copies of any notice, complaint or other documentation of any pending or threatened lawsuit or claim relating in any respect to any Plan established or maintained by the Borrower or an ERISA Affiliate or to which the Borrower or an ERISA Affiliate contributes which may have a Material Adverse Effect on the Borrower or an ERISA Affiliate.

               (i) DELIVERY OF ENTERPRISE NOTICES. A copy of (i) any notice received by FIARC from Enterprise or any other Person under the Enterprise Agreement promptly upon receipt thereof and (ii) any notice FIARC delivers pursuant to Section 3.2(l) of the Enterprise Agreement promptly upon the delivery or sending thereof.

               (j) HEDGE POSITION REPORTING. Within thirty (30) days after the end of each fiscal quarter of the Borrower (including the last quarter), a report of the Borrower's hedge position identifying all hedge agreements to which the Borrower is a party.

               (k) NOTICE WITH RESPECT TO CERTAIN ENTERPRISE EVENTS. Promptly upon occurrence, notice of any modification or amendment to the Enterprise Agreement, or any Potential Termination Event under the Enterprise Agreement.

               (l) OTHER INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as any Bank through the Agent may from time to time reasonably request.

        Section 6.03. TAXES AND LIENS. The Borrower will pay and discharge, or will cause to be paid and discharged, promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon the income of any Property of the Borrower as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) when due, except to the extent that (a) such taxes, assessments, charges or levies are Matters Contested in Good Faith or (b) noncompliance with this Section would not have a Material Adverse Effect.

        Section 6.04. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will at all times maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, its Property in good repair, working order, and condition (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments, and improvements to its Property as are appropriate, so that (a) the Borrower maintains its current line of business, and (b) the business carried on in connection therewith may be conducted properly and efficiently at all times.

        (b) The Borrower will at all times insure or cause to be insured by financially sound and reputable insurers, all Property of a character usually insured by Persons engaged in the same business as, or similar business to that of, the Borrower and its Subsidiaries against risk of loss, damage or liability of the kinds and amounts customarily insured against by such Persons and to carry such other insurance as is usually carried by such Persons.

        Section 6.05. RIGHT OF INSPECTION. The Borrower will permit any officer, or employee of, or agent designated by, the Agent or any Bank to visit and inspect any of the Properties of the Borrower, examine the Borrower's corporate books or the Borrower's or FIFSG's financial records, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of the Borrower and FIFSG with the Borrower's officers or certified public accountants, all at such reasonable times and as often as the Agent or any Bank may reasonably desire.

        Section 6.06. FURTHER ASSURANCES. The Borrower shall deliver to the Agent within 90 days after the beginning of each calendar year, beginning with the calendar year 1998, an opinion of independent counsel of the Borrower dated as of a date during such 90-day period, either (a) stating that, in the opinion of such counsel, (1) such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of financing statements, continuation statements or other instruments or documents as is necessary to preserve and protect the interest of the Agent and the Banks in and to the Pledged Collateral and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and (2) all financing statements, continuation statements and any other necessary documents have been executed and filed that are necessary fully to preserve and protect the perfected interest of the Agent and the Banks in and to the Pledged Collateral, and reciting the details of such filings or referring to prior opinions of counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees, without the written consent of the Majority Banks, as follows:

        Section 7.01. LIENS, ETC. The Borrower will not, and will not permit any Subsidiary to, grant, permit, create or suffer to exist any Lien, upon or with respect to, or otherwise pledge, hypothecate or encumber, or permit to be pledged, hypothecated or encumbered, any Property of the Borrower or such Subsidiary, including, without limitation, the Pledged Collateral or any Receivables, whether now owned or hereafter acquired, other than Permitted Liens and Liens created under any Loan Document; PROVIDED that, anything in the foregoing or elsewhere in any Loan Document to the contrary notwithstanding, the Borrower will not enter into, and will not permit any

Subsidiary to enter into, any agreement that (i) prohibits the creation or assumption of any Lien upon, or the pledge, hypothecation or encumbrance of, any Property of the Borrower or such Subsidiary in favor of any Person, including without limitation the Banks or (ii) requires any obligation of the Borrower to be secured if any obligation of the Borrower to the Banks is secured in favor of another Person, including without limitation the Banks.

        Section 7.02. DEBT. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any Debt except as set forth below, all of which shall be "PERMITTED DEBT":

        (a) Debt of the Borrower to the Agent or the Banks evidenced by any Loan Document;

        (b) Debt of the Borrower for obligations of any kind whatsoever under Capital Leases; PROVIDED, that the aggregate amount of such obligations does not exceed $250,000 in any period of twelve consecutive months;

        (c) Debt of the Borrower or a Subsidiary under any interest rate swap or other exchange agreement entered into with or approved by NationsBank;

        (d) Intercompany obligations among Borrower, FIFSG and their respective Subsidiaries for reasonable net rent allocation, reasonable management fees, dividends declared, equity investments and intercompany debt service, including, but not limited to, that certain unsecured loan by FIVH to the Borrower pursuant to which the Borrower may borrow, repay and reborrow an amount, as of the Closing Date, not to exceed $25,000,000, as evidenced by that certain promissory note, dated April 23, 1997, issued by the Borrower and payable to the order of FIVH, as such note may be amended, modified, extended or increased from time to time;

        (e) Debt of FIRC pursuant to the FIRC Agreement and Debt of FIARC pursuant to the Enterprise Agreement;

        (f) Debt of the Borrower for repurchase obligations under the Purchase Agreement/FIRC, the Purchase Agreement/Enterprise, the Servicing Agreement (as defined in the FIRC Agreement), that certain Servicing Agreement, dated as of October 22, 1996, between General Electric Capital Corporation and FIARC, or other repurchase obligations related to the sale of receivables in the ordinary course of business;

        (g) Debt of FIIC under the Facultative Reinsurance Agreement, dated as of April 15, 1994, as amended, modified or extended from time to time, between FIIC and National Union Fire Insurance Company of Pittsburgh, PA; and

        (h) Debt of the Borrower with respect to repossessions of financed vehicles in the ordinary course of business.

        Section 7.03. RESTRICTED PAYMENTS. Except as permitted under Section 7.02(d) or as otherwise approved in writing by the Agent, neither the Borrower or FIFSG will declare or make any dividend payment or other distribution of Properties, cash, rights, obligations, or securities on account of any shares of any class of capital stock of the Borrower or FIFSG, as applicable, or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Borrower or FIFSG, as applicable, or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding.

        Section 7.04. MERGERS; CONSOLIDATIONS; SALE OR OTHER DISPOSITION OF PROPERTY. The Borrower will not, and will not permit any Subsidiary to, merge or consolidate with or into, any other Person, or sell, assign, convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property (whether now owned or hereafter acquired) to any Person other than (i) to pay expenses or satisfy obligations incurred in the ordinary course of business, (ii) the transfer and assignment of Receivables to FIRC pursuant to the Purchase Agreement/FIRC and to FIARC pursuant to the Purchase Agreement/Enterprise or (iii) the transfer and assignment to third parties of receivables held by the Borrower for re-sale to such third parties.

        Section 7.05. INVESTMENTS, LOANS, AND ADVANCES. Except as provided in
Section 7.02 and under the other Loan Documents, the Borrower will not make or permit to remain outstanding any Investment, endorse, or otherwise be or become contingently liable directly or indirectly, in connection with the obligations, stock, or dividends of, or own, purchase or acquire any stock, obligations, or securities of, or any other interest in, or make any capital contribution to, any Person, or otherwise make, incur, create, assume, or suffer to exist any contingent liability or any Investment of the Borrower to purchase or acquire any assets; PROVIDED, HOWEVER, that this Section shall not prohibit any such investment, loan or advance which, in the aggregate at any one time with respect to a Person, does not exceed $50,000.

        Section 7.06. USE OF PROCEEDS. The Borrower will not use, nor permit the use of, all or any portion of any Advance for any purpose except as described in
Section 5.08 hereof.

        Section 7.07. TRANSACTIONS WITH AFFILIATES. Except as provided under the Loan Documents and except in respect of any management fee to be paid by the Borrower to FIFSG or by FIRC to the Borrower, the Borrower will not directly or indirectly enter into any transaction with any Affiliate (including, without limitation, any transaction involving the payment of management fees or directors' fees to any Affiliate), except for transactions (including any loans or advances by or to any Affiliate otherwise in compliance under the Agreement) in good faith, the terms of which are fair and reasonable to the Borrower, and are at least as favorable as the terms which could be obtained by the Borrower in a comparable transaction made on an arm's-length basis between unaffiliated parties.

        Section 7.08. OTHER BUSINESS. The Borrower will not engage in any material business or enterprise, other than the business or enterprise of originating automobile loan receivables for sale or for investment, without the consent of the Agent.

        Section 7.09. ISSUANCE OF SHARES. The Borrower will not issue, sell, or otherwise dispose of any shares of its capital stock or other equity securities, or rights, warrants, or options to purchase or acquire any shares or equity securities, other than as otherwise expressly permitted by other Sections of this Agreement.

        Section 7.10. ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to:

               (a) do any of the following, which in the aggregate would reasonably be expected to have a Material Adverse Effect:

                      (i) engage in any transaction which it knows or has reason to know could result in a civil penalty assessed pursuant to
               Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                      (ii) fail to make any payments when due to any
               Multiemployer Plan that the Borrower or an ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                      (iii) incur withdrawal liability under ERISA to a
               Multiemployer Plan;

                      (iv) voluntarily terminate or, in the case of a
               "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraw from any Plan if such termination or withdrawal could result in the imposition of a Lien on the Borrower or an ERISA Affiliate under Section 4068 of ERISA;

                      (v) fail to make any required contribution when due to any
               Plan subject to Section 412(n) of the Code that with the passage of time would likely result in a Lien upon the properties or assets of the Borrower or an ERISA Affiliate;

                      (vi) adopt any amendment to a Plan the effect of which is
               to increase the "current liability" under the Plan as defined in
               Section 302(d)(7) of ERISA;

                      (vii) act or fail to act, and, as a result thereof, an
               event similar to any of those referred to in clauses (i) to (vi) would likely occur under the applicable laws of a foreign country; or

               (b) permit the present value of all benefits (irrespective of whether vested) under all Plans that have assets less than benefits (irrespective of whether vested), to exceed the "current value" as defined in Section 3(26) of ERISA of the assets of such Plans by an aggregate amount of ten thousand dollars ($10,000.00); or

               (c) permit the adoption, implementation or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature irrespective of whether subject to the funding requirements of ERISA which could reasonably be expected to have a Material Adverse Effect.

        Section 7.11. ACQUISITIONS. The Borrower will not acquire any of the assets, Property, capital stock or other equity interests of any other Person
(i) by purchase or lease (including, without limitation, the assumption of any lease) except in the ordinary course of business or (ii) by merger.

        Section 7.12. CERTAIN FINANCIAL TESTS.

        (a) The Borrower will not permit the ratio of Net Excess Servicing Cash Flow to Funded Debt, as determined as of each Determination Date by annualizing the Net Excess Servicing Cash Flow for the immediately preceding three calendar months, to be less than 2.0 to 1.0.

        (b) The Borrower will not permit the "Receivable Portfolio Balance" under the FIRC Agreement at any time to be less than $20,000,000.

        (c) The Net Worth of FIFSG shall not at any time be less than $15,000,000.

        Section 7.13. EXTENSION OR AMENDMENT OF CERTAIN DOCUMENTS. Except with the prior written approval of the Agent (other than with respect to extensions of the Credit Insurance referred to in clause (i) of this Section), the Borrower will not, and will not permit FIRC or FIARC to, extend, amend or otherwise modify the terms of (i) the Credit Insurance, (ii) Section 5(e) of the FIRC Security Agreement or Articles VI or VII of the FIRC Agreement, (iii) Section
3.2 or Section 5.1(a) of the Enterprise Agreement, (iv) the Purchase Agreement/FIRC, (v) the Purchase Agreement/Enterprise, or (vi) the Borrower's Articles of Incorporation or Bylaws.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        Section 8.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur:

               (a) The Borrower shall fail to pay any principal of or interest on any Note or fees or other amounts due under the Note or this Agreement or any other Loan Document in an amount of at least $10,000, when the same becomes due and payable; or

               (b) Any representation or warranty made by the Borrower or in a certificate of an officer of the Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.02 or in Article VII; or

               (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those set forth in (a), (b) and (c) above) on its part to be performed or observed, or FIFSG shall fail to perform or observe any term, covenant, or agreement contained in the Guaranty Agreement on its part to be performed or observed, if such failure shall remain unremedied for thirty (30) days after the occurrence of such event; or

               (e) The Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $250,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

               (f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) Any final judgment or order for the payment of money which, individually or in the aggregate, shall be in excess of $250,000 at any time, shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) The occurrence of an "Event of Default" under the FIRC Agreement or under any and all documents executed by FIRC or the Borrower in connection therewith, including any interest rate swap or other exchange agreement which hedges interest payable under the FIRC Agreement; or

               (i) (i) The Borrower shall cease to own a majority of the issued and outstanding stock of each of FIRC and FIARC and (ii) FIFSG shall cease to indirectly own a majority of the issued and outstanding stock of the Borrower; or

               (j) With respect to any Future Plan, other than a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA, (1) such Future Plan shall fail to satisfy the minimum funding standard or a waiver of such standard or extension of any amortization period is sought under
        Section 412 of the Code; (2) such Future Plan is or is proposed to be terminated and as a result thereof liability in excess of $1,000,000 can be asserted under Title

        IV of ERISA as against the Borrower or ERISA Affiliate; (3) such Future Plan shall have an unfunded current liability in excess of $1,000,000; or (4) there has been a withdrawal from any such Future Plan and as a result liability in excess of $1,000,000 can be asserted under Section 4062(e) or 4063 of ERISA against the Borrower or any ERISA Affiliate; or, with respect to any Future Plan that is a Multiemployer Plan under
        Section 4001(a)(3) of ERISA, such Future Plan is insolvent or in reorganization or the Borrower or an ERISA Affiliate has withdrawn, or proposes to withdraw, either totally or partially, from such Future Plan and, in any case, in the opinion of the Agent, the Borrower or its ERISA Affiliate might reasonably be anticipated to incur a liability which would have a Material Adverse Effect on the business, operations, conditions (financial or otherwise) or prospects of the Borrower or ERISA Affiliates; or with respect to any Plan other than a Future Plan, the Borrower or its ERISA Affiliate could reasonably be anticipated to incur a liability which would have a Material Adverse Effect on the business, operations or conditions (financial or otherwise) or prospects of the Borrower or its ERISA Affiliates; or

               (k) The occurrence of a "Termination Event" under the Enterprise Agreement (other than with respect to the events specified in Section 6.1(f), (j), (t), or (u) thereof) or the occurrence of any other default or event of default under any and all documents executed by FIARC or the Borrower in connection therewith, including any interest rate swap or other exchange agreement which hedges interest payable under the Enterprise Agreement; or

               (l) This Agreement or any of the other Loan Documents shall at any time for any reason cease to be the legal, valid and binding obligation of the Borrower, FIFSG or any of their respective Subsidiaries that is a party to such Loan Document, or shall cease to be in full force and effect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, FIFSG or any of their respective Subsidiaries, or the Borrower, FIFSG or any of their respective Subsidiaries shall renounce the same or deny that it has any further liability hereunder or thereunder; or

               (m) The departure of both of the following executives from the
        Borrower: Tommy A. Moore, Jr. and Bennie H. Duck, if replacements for such individuals acceptable to the Agent are not made within 90 days; or

               (n) A material breach by the Borrower of its obligations under any interest rate cap on the interest rate payable by FIARC under the Enterprise Agreement which interest rate cap offsets a counter position of FIARC under such interest rate position, then, and in any such event, the Agent (i) shall send notice of the occurrence of such Default or Event of Default to the Borrower, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (iii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE IX

                                    THE AGENT

        Section 9.01. APPOINTMENT, POWERS, AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.05 and the first sentence of Section 9.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        Section 9.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.07 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding on all of the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

        Section 9.03. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 9.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Banks, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

        Section 9.04. RIGHTS AS BANK. With respect to its Commitment and the Advances made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

        Section 9.05. INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 10.04(b) hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document (including any of the foregoing arising from the negligence of the Agent); PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 10.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Advances and all other amounts payable under this Agreement.

        Section 9.06. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

        Section 9.07. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        Section 9.08. AGENT'S RELIANCE. The Borrower shall notify the Agent in writing of the names of its officers and employees authorized to request an Advance on behalf of the Borrower and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request an Advance on behalf of the Borrower until the Agent receives written notice from the Borrower to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, and, with respect to any oral request for an Advance, the Agent shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent or such Bank believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith.

                                    ARTICLE X

                                  MISCELLANEOUS

        Section 10.01.AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks (i) increase the Commitments of the Banks, (ii) reduce the principal of or rate of interest on any Advance or any fees or other amounts payable hereunder, (iii) postpone the Termination Date or any date fixed for the payment of any scheduled installment of principal of or interest on any Advance or any fees or other amounts payable hereunder or for termination of any Commitment, or (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release FIFSG from its obligations under the Guaranty Agreement,
(vi) release all or substantially all of the Pledged Collateral, (vii) change the requirements hereunder to exercise any waiver of a payment default or payment amount, or (viii) amend this Section 10.01.

        Section 10.02.NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including by telex or facsimile transmission) and shall be effective when actually delivered, or in the case of telex notice, when sent, answerback received, or in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows: if to the Borrower, at its address at 675 Bering, Suite 710, Houston, Texas 77057, Attention: Chief Financial Officer, Telephone: (713) 977-2600, Facsimile:
(713) 260-0028; if to any Bank, at its Domestic Lending Office as specified opposite its name on the signature page hereof; and if to the Agent, at its address at 700 Louisiana, Houston, Texas 77002, Attention: Vice President, Corporate Finance Group, Telephone: (713) 247-6679, Facsimile: (713) 247-6360; PROVIDED, HOWEVER, that any payments or any Notices of Borrowing or Notices of Interest Conversion shall be sent to the Agent at its address at 901 Main Street, Dallas, Texas 75201, Attention: Ms. Renita Cummings; with copies to the Agent at 700 Louisiana, Houston, Texas 77002, Attention: Vice President, Corporate Finance Group; or, as to the Borrower, any Bank or the Agent, at such other address as shall be designated by such party in a written notice to the other parties.

        Section 10.03.NO WAIVER; REMEDIES. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 10.04.EXPENSES; INDEMNIFICATION. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

        (b) The Borrower agrees to indemnify and hold harmless the Agent and each Bank and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

        (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.04 shall survive the payment in full of the Advances and all other amounts payable under this Agreement.

        Section 10.05.RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

        (b) If any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of the Advances owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Advances owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Advances owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 10.05(b) may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

        Section 10.06.BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

        Section 10.07.ASSIGNMENTS AND PARTICIPATIONS. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Note, and its Commitment); PROVIDED, HOWEVER, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 or an integral multiple of $500,000 in excess thereof;

               (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT E hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.06.

        (b) The Agent shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

        (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Advances); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of set-off contained in Section 10.05, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Note, or extending its Commitment).

        (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Advances and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

        (f) Any Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

        Section 10.08.LIMITATION ON AGREEMENTS. (a) All agreements between the Borrower, the Agent, or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, the Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Note or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any Note and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of any Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of any Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of any Note shall not reduce the rate of interest which accrues on the outstanding principal balance of any Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 10.08 shall control and supersede every other provision of all Loan Documents.

        (b) The Agent, the Banks and the Borrower agree that (i) if Article 5069-1.04 of the Texas Revised Civil Statutes Annotated, as amended, is applicable to the determination of the Highest Lawful Rate, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply, PROVIDED that, to the extent permitted by such Article, the Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Advances; and (ii) the provisions of Chapter 15 of Title 79 of the Texas Revised Civil Statutes Annotated, as amended, shall not apply to this Agreement or any Note.

        Section 10.09.SEVERABILITY. In case any one or more of the provisions contained in any Loan Document or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby. Each covenant contained in any Loan Document shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained therein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

        Section 10.10.GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas.

        Section 10.11.SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY:

        (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

        (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE BORROWER AT THE ADDRESS SPECIFIED IN SECTION 10.02 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT OR ANY BANK SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO
SECTION 10.02.

        (d) NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL IN ANY WAY AFFECT THE RIGHT OF THE AGENT OR ANY BANK OR THE BORROWER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THE NOTES OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COMPETENT COURT ELSEWHERE HAVING JURISDICTION OVER THE BORROWER, THE AGENT OR ANY BANK, AS THE CASE MAY BE, OR ITS PROPERTY.

        Section 10.12.WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 10.13.EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 10.14.NO INSOLVENCY PETITION AGAINST BORROWER. Each of the Agent and the Banks hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes and termination of the Commitments, it will not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section
10.14 shall survive the termination of this Agreement.

        Section 10.15.FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have executed this Agreement as of the date first above written.

                                      FIRST INVESTORS FINANCIAL SERVICES,
                                      INC., a Texas corporation

                                      By: /s/ TOMMY A. MOORE, JR.
                                              Tommy A. Moore, Jr.
                                              President

Note Face Principal                   NATIONSBANK OF TEXAS, N.A., in its
Amount:  $6,000,000                   individual capacity as a Bank and as Agent

Domestic Lending Office:
901 Main Street
Dallas, Texas 75201                   By: /s/ BILLY B. GREER
                                              Billy B. Greer
                                              Vice President
LIBOR Lending Office:
901 Main Street
Dallas, Texas 75201

                [Signature Page - Credit Agreement - Page 1 of 1]

                                    EXHIBIT A

                                     FORM OF
                             COMPLIANCE CERTIFICATE


        Pursuant to the Credit Agreement dated as of July 18, 1997 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT", the terms defined therein being used herein as therein defined) by and among First Investors Financial Services, Inc. (the "BORROWER"), NationsBank of Texas, N.A., as Agent (the "AGENT"), and certain financial institutions now or hereafter a party thereto (the "BANKS"), I, Tommy A. Moore, Jr. do hereby certify to the Agent and each of the Banks that I am the duly elected, qualified and acting President of the Borrower, and do hereby further certify to the Agent and each of the Banks as follows:

1. The Borrower has fulfilled its obligations under the Agreement and all representations and warranties made in the Loan Documents continue to be true and correct, except to the extent that such representations and warranties relate solely to an earlier date.

2. No Default or Event of Default has occurred or is continuing with respect to the terms and conditions of the Agreement or any other Loan Document.

3. The aggregate outstanding principal balance of the Advances does not and will not exceed the Available Amount.

4. The following calculations of the following covenants are true and correct as of ____________, 199__, [INSERT PRECEDING DETERMINATION DATE] and are based upon the terms and conditions contained in the Agreement.

5.      SECTION 7.12(A) NET EXCESS SERVICING CASH FLOW TO FUNDED DEBT:

                                             Month Ended
                                ____, 19__   ____, 19__   ____, 19__
(A) Amounts available to be
distributed per Section
5(e)(v) of the FIRC Security
Agreement (captioned "(EXCESS
TO GRANTOR)" on FIRC
Collateral Agent's
Disbursement Statement):        __________   __________   __________

(B) Amounts available to be
distributed per Section
5.1(a)(xi) of the Enterprise
Agreement (Line 52, "To the

Debtor (any remaining funds)"
on Monthly Debtor's
Certificate delivered pursuant
to Enterprise Agreement:        __________   __________   __________
                                                                      Annualized
                                                                      3 Mos. x 4
                                                                      ----------
(C) Excess Servicing Cash Flow
((A)+(B))                       __________   __________   __________  $_________

                                             Month Ended              Annualized
                                ____, 19__   ____, 19__   ____, 19__  3 Mos. x 4
                                                                      ----------
(D) Less: Operating Expenses:
                               $__________  $__________  $__________  $_________

(E) Net Excess Servicing Cash
Flow ((C) - (D)):                                                     $_________


                                                                     Month Ended
                                                                      ____, 19__

(F) Funded Debt:                                                      $_________

(G) Ratio of Net Excess
Servicing Cash Flow to Funded
Debt ((E) / (F)):                                                     __________

Maximum Permitted:                                                       2.0

Compliance:                                                             Yes/No

6.      SECTION 7.12(B) RECEIVABLE PORTFOLIO BALANCE:

"Receivable Portfolio Balance" under FIRC
Agreement:                                                $ _______________

Minimum Required:                                         $20,000,000

Compliance:                                               Yes/No

7.      SECTION 7.12(C) NET WORTH OF FIFSG:

Net Worth of FIFSG:                                       $ __________________

Minimum Required:                                         $15,000,000

Compliance:                                               Yes/No


8.      ARTICLE VII (OTHER THAN SECTION 7.12):  [REPORT ANY NON-COMPLIANCE]

9.      BORROWING BASE AND AVAILABLE AMOUNT:

(A)     Fixed Amount:                              $ 6,000,000

(B)     Receivable Portfolio Balance:
        (i)    FIRC Agreement                      $ _______________________
        (ii)   Enterprise Agreement                $ _______________________

(C)     Total Portfolio ((B)(i) + (B)(ii)):        $ _______________________

(D)     Embedded Gain Percentage (select
        from table below based on combined
        delinquency of Total Portfolio):           _________________________%

                     Rolling 3-Month                        Embedded
                     Delinquency (%)                        Gain (%)
                     ---------------                        --------
        (less than) 3.0%                                       12%
        (greater than or equal to) 3.0% (less than) 5.0%       10%
        (greater than or equal to) 5.0% (less than) 8.5%        5%
        (greater than or equal to) 8.5%                         0%

(E)     Embedded Gain (50% x (C) x (D))
        (the "EMBEDDED GAIN"):                     $ _______________________

(F)     Borrowing Base (lesser of (A) or (E)):     $ _______________________

(G)     Available Amount (lesser of
        Commitment or Borrowing Base):             $ _______________________

(H)     Aggregate outstanding principal
        balance of the Advances                    $ _______________________

Available Amount Compliance:                              Yes/No

        IN WITNESS WHEREOF, I have executed this Compliance Certificate in the name and on behalf of Borrower this _____ day of ____________, 199__.

                                      FIRST INVESTORS FINANCIAL SERVICES, INC.

                                      By: ________________________________
                                      Name:  _____________________________
                                      Title:  ____________________________

                                    EXHIBIT B

                                     FORM OF
                              CONSENT TO EXTENSION

                              [Letterhead of Agent]

                                                        _______________, 199___

The Banks Party to the Credit
Agreement Hereinafter Defined

Ladies and Gentlemen:

        Reference is hereby made to that certain Credit Agreement dated as of July 18, 1997 (as amended, restated, modified and supplemented from time to time, the "CREDIT AGREEMENT") by and among First Investors Financial Services, Inc., a Texas corporation (the "BORROWER"), NationsBank of Texas, N.A., a national banking association (the "AGENT"), and each other lender now or hereafter party thereto, being as of the date hereof, the lenders listed on the signature pages hereto (each individually, including without limitation, the Agent, a "BANK" and collectively, the "BANKS"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

        The Borrower has requested an extension of the Termination Date. In accordance with Section 2.05 of the Credit Agreement, the Agent, on behalf of the Borrower, hereby requests each Bank's consent to the extension of the maturity date for its respective Commitment from _______________, 19_____, being the current Termination Date, to _______________, 19_____. Upon receipt of consent from each and every Bank, (A) the Termination Date and the maturity date of each Note shall be deemed to be and shall be extended to _______________, 19_____, and (B) the term "Termination Date" as used in the Credit Agreement and the other documents executed in connection therewith shall be amended to mean and shall mean the maturity date of the Notes as so renewed and extended.

        Except as hereby expressly amended, this letter shall not constitute a waiver of any existing or future Defaults or Events of Default under the Credit Agreement, or an amendment or waiver of any term or provision of the Credit Agreement, or of any of the documents related thereto, or a waiver of the rights or remedies of the Agent or the Banks, as the case may be, to insist upon future compliance with each term, covenant, condition, or provision of the Credit Agreement or any other documents related thereto (including, without limitation, Section 2.05 specifically referred to above), and the Credit Agreement and each other document related thereto shall continue to be binding upon and shall continue to inure to the benefit of the Borrower, the Agent, the Banks, and their respective successors and assigns. The consent and amendment evidenced by this letter shall not become effective until copies of this letter shall have been executed by Borrower and each of the Banks and returned to the Agent as set forth below. It shall not be necessary for the Borrower and each Bank to execute the same counterpart of this letter, so long as identical counterparts of this letter are executed by the Borrower and the Banks.

        Please evidence your consent by signing in the appropriate signature block(s) below and returning a fax of this letter to the attention of ______________________ at ________________, by 5:00 p.m. (Houston time) on
_______________, 19_____. Execute and return all sets of the signature pages for
_______________ delivery by overnight mail to ____________________. Please contact ____________________ if you have any questions or comments.

        THIS CONSENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE WRITTEN CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                            Very truly yours,

                                        NATIONSBANK OF TEXAS, N.A., as Agent
                                        and as a Bank

                                        By: _______________________________
                                        Name:  ____________________________
                                        Title:  ___________________________

                                        [INSERT OTHER LENDERS]

        The undersigned has requested the Banks to consent to the foregoing, and as an inducement to so consent, and in consideration of the Banks' execution of the foregoing, the undersigned hereby (a) agrees that the same will in no way release, diminish, impair, reduce, or otherwise adversely affect the obligations and liabilities of the undersigned under the Credit Agreement or any other agreements, documents, or instruments executed by the undersigned to create Liens or to secure any of the indebtedness under the Credit Agreement, all of which obligations and liabilities are, and shall continue to be, in full force and effect and (b) represents and warrants to the Agent and the Banks that, as of the date hereof, no event has occurred and is continuing which constitutes a Default or Event of Default under the Credit Agreement. This consent and acknowledgment shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Banks and their respective successors and assigns.

                                        FIRST INVESTORS FINANCIAL SERVICES, INC.

                                        By: _______________________________
                                        Name:  ____________________________
                                        Title:  ___________________________

                                    EXHIBIT C

                                     FORM OF
                               NOTICE OF BORROWING

                                                       _______________, 19___

NationsBank of Texas, N.A.,
  as Agent for the Banks
  party to the Credit Agreement defined below

Attention: Corporate Finance Group

Ladies and Gentlemen:

        The undersigned, First Investors Financial Services, Inc., a Texas corporation (the "BORROWER"), refers to that certain Credit Agreement dated as of July 18, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, certain financial institutions now or hereafter party thereto (the "BANKS"), and NationsBank of Texas, N.A., as Agent (the "AGENT") and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

        (i) The Business Day of the Proposed Borrowing is ____________, 19___.

        (ii) The Type of Advance(s) comprising the Proposed Borrowing is: [BASE RATE][LIBOR RATE][AGREED RATE].

        (iii) The aggregate amount of the Proposed Borrowing is $______________.

        [(IV) THE INITIAL INTEREST PERIOD FOR EACH [LIBOR RATE][AGREED RATE] ADVANCE COMPRISING THIS PROPOSED BORROWING IS: __________________________.]

        The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

        (A) The representations and warranties contained in Article V of the Credit Agreement are true and correct before, and will be true and correct after giving effect to, the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

        (B) No Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom; and

        (C) The aggregate outstanding principal amount of the Advances after giving effect to the Proposed Borrowing does not exceed the Available Amount.

        With respect to the Proposed Borrowing requested in this Notice of Borrowing, please wire transfer such Borrowing to the Borrower's account as follows:

                                       FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation

                                       By: _______________________________
                                       Name:  ____________________________
                                       Title:  ___________________________

                                    EXHIBIT D

                                     FORM OF
                                      NOTE

$________________________        Houston, Texas        ___________________, 19__


        FOR VALUE RECEIVED, FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation together with its successors, the "BORROWER"), hereby promises to pay to the order of _________________________________________________________
(the "BANK"), at the office of _________________________________, the principal sum of ______________________________ DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Advances made by the Bank to the Borrower under the Credit Agreement referred to below or, if such Advances are converted pursuant to Section 2.05(b) of the Credit Agreement, the aggregate unpaid principal amount of the Term Loan), in lawful money of the United States of America and in immediately available funds, on the date(s) and in the principal amount(s) provided in the Credit Agreement (as defined below) and to pay interest on the unpaid principal amount of each such Advance (or the Term Loan, as the case may be), at such office, in like money and funds, for the period commencing on the date of such Advance (or with respect to the Term Loan, from the date such Advance is converted into the Term Loan) until such Advance (or the Term Loan, as applicable) shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement. This Note is one of the Notes referred to in the Credit Agreement, and, to the extent and subject to the conditions set forth in the Credit Agreement, the Advances (but not the Term
Loan) evidenced by this Note may be borrowed, repaid and reborrowed.

        The Bank is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to this Note, the amount and date of each Advance (and the amount and date of the Term Loan, if applicable) made by the Bank to the Borrower under the Credit Agreement, and the amount and date of each payment or prepayment of principal of such Advance (or Term Loan) received by the Bank, PROVIDED that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Advances (or Term Loan).

        This Note is one of the Notes referred to in the Credit Agreement dated as of July 18, 1997 (as may be amended, restated, modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"; capitalized terms used in this Note and not otherwise defined have the respective meanings assigned to them in the Credit Agreement) among the Borrower, the financial institutions named therein (including the Bank) and NationsBank of Texas, N.A. as Agent, and evidences the Advances (or Term Loan) made by the Bank thereunder. This Note is secured by the Pledge Agreement (FIFS) and the Pledge Agreement (FIRC and FIARC).

        The Credit Agreement, among other things, provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Advances (or Term Loan) upon the terms and conditions specified therein.

        This Note shall be governed by and construed in accordance with the laws of the State of Texas (without regard to conflicts of law principles).

                                       FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation

                                       By: _______________________________
                                       Name:  ____________________________
                                       Title:  ___________________________

                                    SCHEDULE

        This Note evidences Advances (or a Term Loan) made under the within described Credit Agreement to the Borrower in the principal amounts set forth below, which Advances were made on the dates (or which Advances were converted into the Term Loan on the date) set forth below, subject to the payments and prepayments of principal set forth below:


                   Principal Amount
                    of Advance (or
                     Term Loan, if        Date of Payment        Amount Paid        Balance
   Date Made          Applicable           Or Prepayment         Or Prepaid       Outstanding
   ---------          ----------           -------------         ----------       -----------

                                    EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

        Reference is made to the Credit Agreement dated as of July 18, 1997, (as the same may be amended, restated, modified, renewed or extended from time to time, the "CREDIT AGREEMENT") among First Investors Financial Services, Inc., a Texas corporation (the "BORROWER"), the Banks (as defined in the Credit Agreement) and NationsBank of Texas, N.A., as agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

        The "Assignor" and the "Assignee" referred to on SCHEDULE 1 hereto agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on SCHEDULE 1.

        2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on SCHEDULE 1.

        3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 5.06 and 6.02 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.06.

        4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on SCHEDULE 1.

        5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

        7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

        8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

        Percentage interest assigned:                     ________%

        Assignee's Commitment:                           $________

        Aggregate outstanding principal amount
          of Advances assigned:                          $________

        Principal amount of Note payable to Assigner:    $________

        Principal amount of Note payable to Assignor:    $________

        Effective Date (if other than date
            of acceptance by Agent):                     *________, 19__



                                              [NAME OF ASSIGNOR], as Assignor


                                              By: ______________________
                                                   Title:

                                              Dated: ____________, 19 ___



                                              [NAME OF ASSIGNEE], as Assignee


                                              By: ______________________
                                                   Title:

                                              Domestic Lending Office:

                                              LIBOR Lending Office:

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NATIONSBANK ___________, N.A.

By: ________________________
Title:

[Approved this ____ day
of ____________, 19__

[NAME OF BORROWER]


By: _____________________]**
Title:

** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".